U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: April 14, 2003
                        (Date of earliest event reported)

                             ICT Technologies, Inc.

             (Exact name of registrant as specified in its charter)

                          Delaware 333-73325 13-4070586
                  (State or other (Commission (I.R.S. Employer jurisdiction File Number) Identification No.)
                                of incorporation)

                  33 West Main Street, Elmsford, New York 10523
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 914-592-1700

Item 4.     Changes in Registrant's Certifying Accountant

Effective April 18, 2003, ICT Technologies engaged Drakeford and Drakeford as its principal accountant. The decision to retain Drakeford and Drakeford was approved by the audit committee of ICT Technologies' Board of Directors. Prior to retaining Drakeford and Drakeford, ICT Technologies consulted the successor accountants on a variety of matters, in anticipation of their possible retention, in order to facilitate the filing of ICT Technologies annual report on Form 10-KSB at the earliest practical date. The views of Drakeford and Drakeford on the application of accounting policies during such consultations were not material to ICT Technologies decision to retain the successor accountant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 23, 2003


ICT TECHNOLOGIES, INC.


By /s/ Vasilios Koutsobinas
       Vasilios Koutsobinas
Chairman and Chief Executive Officer